Exhibit 10.4

SERVICES AND INDEMNITY AGREEMENT

This Services and Indemnity Agreement, dated as of October     , 2022 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), is among Bernard J. Angelo, a natural person (the “GSS Representative”), Global Securitization Services, LLC, a Delaware limited liability company (“Global”), Kansas Gas Service Securitization I, L.L.C., a Delaware limited liability company (the “Company”), and Kansas Gas Service, a division of ONE Gas, Inc., a corporation organized and existing under the laws of the State of Oklahoma (“KGS”).

WHEREAS, it is necessary for the Company to have an Independent Manager and Special Member in each case as defined in the Amended and Restated Limited Liability Company Agreement of the Company to be dated and executed in the future (the “Formation Document”), a form of which will be filed as an exhibit to the registration statement on Form SF-1 of the Company and KGS referred to below; and

WHEREAS, the GSS Representative is employed by Global and Global has agreed to have the GSS Representative serve as Independent Manager and Special Member of the Company;

NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in the Formation Document.

Section 2. GSS Representative’s Service as Independent Manager and Special Member.

(a) The GSS Representative’s service as Independent Manager and Special Member of the Company shall be subject to the terms of this Agreement. The GSS Representative shall perform its services with care, skill, and diligence and shall perform in accordance with the applicable, generally accepted professional and industry standards currently recognized by the GSS Representative’s profession. Nothing contained herein, however, shall be construed to require the GSS Representative to serve as Independent Manager and Special Member of the Company for any definite term. The GSS Representative shall have the right to resign in accordance with the terms of the Formation Document and this Agreement, or may be removed in accordance with the Formation Document. In the event that the GSS Representative desires to resign as Independent Manager and Special Member of the Company, Global, unless it determines in the exercise of its reasonable discretion that it is not advisable to do so, shall provide another representative of Global to serve as an Independent Manager and Special Member of the Company. The resignation or removal of the GSS Representative as an Independent Manager or Special Member shall not operate to deprive Indemnitees (as such term is defined in Section 3) of the benefits of this Agreement.

(b) On September 8, 2022, the Company and KGS filed a registration statement on Form SF-1 (Registration Nos. 333-267322 and 333-267322-01) (as amended or supplemented from time to time, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”). The Company and KGS expect to file a copy of this Agreement with the Commission as an exhibit to the Registration Statement.

(c) In consideration of the GSS Representative’s services as Independent Manager and Special Member, Company shall pay to Global a fee in the amount of $3,500.00 per year (the “Fee”). The Fee for the first year of this Agreement shall be due and payable by the Company to Global upon the execution of this Agreement, and such Fee for subsequent years shall be due and payable by the Company to Global no later than each respective anniversary date hereof. The Company acknowledges that the Fee shall be paid according to the terms of this Agreement for so long as any GSS Representative serves as an Independent Manager or Special Member of the Company.

(d) Invoices will be sent to: Kansas Gas Service Securitization I, L.L.C., c/o ONE Gas, Inc., 15 East 5th Street, Tulsa, OK 74103, Attention: Brian Shore, Email: Brian.Shore@onegas.com , Telephone: (918) 947-7905.

(e) The GSS Representative and Global hereby agree to keep all information regarding the Company and the transactions to which the Company is a party confidential, except (i) to the extent required by applicable law, rule or regulation or by any court, regulatory body or agency having jurisdiction, (ii) to legal counsel and auditors of the GSS Representative and Global if they agree to hold it confidential and (iii) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Company. The GSS Representative and Global agree, if legally advisable or permitted, to promptly notify the Company and KGS of such request so that the Company or KGS may seek a protective order or other appropriate remedy, at the Company’s sole expense.

(f) It is expressly understood by the Company and KGS that neither the Independent Manager nor any other employee of Global and its affiliates shall serve as an officer of the Company. It is an ongoing condition to the continued performance of Global’s duties under this Agreement that the Company promptly (i) take all appropriate actions under its Formation Document to duly appoint the Independent Manager, (ii) provide the Independent Manager written notice of any material adverse change in the Company’s business or financial condition (including any pending or threatened action, suit or proceeding that could reasonably be expected to result in a material adverse change), or in the Company’s ability to perform its obligations under the agreements to which it is a party and (iii) provide the Independent Manager any other documents, information or advice reasonably requested by the Independent Manager or reasonably required in connection with his or her duties as Independent Manager.

(g) For so long as this Agreement remains in full force and effect, to the extent that the Company or any of its affiliates maintains a directors and officers liability insurance policy which covers any director of the Company, the GSS Representative shall be covered on no less favorable terms than that provided to other directors, and the Company will provide a copy of each such policy to the GSS Representative. The Company shall notify Global of the existence or non-existence of (and, if applicable, any termination, cancellation or material change to) such insurance coverage.

(h) The services provided by Global and the GSS Representative hereunder are not exclusive.

Section 3. Indemnification by KGS and the Company.

In consideration of the GSS Representative’s agreement to serve as Independent Manager and Special Member of the Company, recognizing that KGS and the Company benefit from such service, and subject to Sections 4, 5 and 6, each of KGS and the Company, jointly and severally, hereby agrees to indemnify, defend and hold harmless (collectively, “indemnify” and “indemnification”) the GSS Representative, Global and Global’s directors, officers, managers, employees, agents, members and affiliates (each, an “Indemnitee” and collectively, the “Indemnitees”) from and against any and all third-party claims, demands, actions, suits, liabilities, losses, damages, judgments, settlements, costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees and disbursements) (individually, a “Loss” and collectively, the “Losses”) that Indemnitees may sustain or incur as a result of (i) the GSS Representative’s services as Independent Manager or Special Member of the Company or (ii) any act or omission that Global or the GSS Representative is alleged to have taken or omitted to take as Independent Manager or Special Member of the Company, in either case irrespective of the time when the claim giving rise to such Loss or Losses is asserted or when the amount of such Loss or Losses is established, excluding however any Losses to the extent resulting from the gross negligence, bad faith or willful misconduct of any Indemnitee. The indemnification herein is contingent upon the GSS Representative and Global promptly notifying the Company of such claim, allowing the Company to solely control the defense, litigation, or settlement of such claim, and reasonably cooperating with the Company in the investigation, defense, and/or settlement of such claim. The Indemnitee shall have the option, at its sole expense, to have counsel of its own choosing participate in the defense of an indemnity claim. No settlement or payment of any indemnity claim shall be made by the Indemnitee without the Company’s prior written approval.

Section 4. Duty to Defend. The Company and KGS, jointly and severally, shall pay all reasonable fees and expenses incurred by an Indemnitee in enforcing the Indemnitee’s rights (as finally determined) to indemnification. The Company and KGS shall (i) bear the burden of proof that an Indemnitee is not entitled to indemnification and (ii) be subrogated to an Indemnitee with respect to any indemnification payment.

Section 5. Reimbursement by Indemnitees. Global hereby agrees that if a court of competent jurisdiction, through a final order, verdict or appellate decision, determines that an Indemnitee hereunder is not entitled to indemnification under Sections 3 and 4 or by operation of applicable law and KGS or the Company shall have paid any amounts to or on behalf of such Indemnitees, then promptly after the last of such determinations shall have been made, Global shall promptly, and in any event no later than 15 days, repay all amounts paid by KGS or the Company to or on behalf of such Indemnitee to the extent it has been determined that such Indemnitee is not entitled to indemnification. Late repayments of such amounts will incur interest at a rate of 2.0% per month.

Section 6. Notice of Claims. If any Indemnitee receives complaints, threat of a claim, claims or other notices of any Losses or other liabilities that may give rise to indemnification under Sections 3 and 4, such Indemnitee shall promptly notify KGS and the Company of each such complaint, claim or other notice. The failure to so notify KGS and the Company shall not relieve KGS and the Company from any liability under this Agreement, but in no event shall KGS or the Company be liable for any Losses that result from an undue delay in providing notice that materially prejudices the defense of the claim(s). Each of the GSS Representative and Global acknowledges that the indemnification under Sections 3 and 4 are GSS Representative and Global’s exclusive remedy and the Company’s and KGS’s sole liability in connection with any claim under this Agreement.

Section 7. No Proceedings. Each of the Company and KGS agrees (i) not to file any complaint, proceeding, lawsuit or other legal or equitable action against an Indemnitee based upon, relating to or arising out of any of the services provided by an Indemnitee other than for reason of alleged gross negligence, bad faith or willful misconduct and (ii) that, notwithstanding any provision in the Formation Document to the contrary, an Indemnitee shall not have any liability for any act or omission taken or omitted by such Indemnitee arising from, related to or connected with this Agreement or any services provided by such Indemnitee to the Company or KGS except to the extent any loss, claim or damage is found in a final judgment by a court of competent jurisdiction to have resulted from the Indemnitee’s gross negligence, bad faith or willful misconduct, in which case the Indemnitee shall only be liable for actual damages incurred and shall not be liable for consequential, punitive or exemplary damages or for any claims by third parties. Neither the Company nor KGS shall be liable to any GSS Representative or Global for any special, indirect, consequential, punitive or exemplary damages.

Section 8. Notices. Any notice or other communication under this Agreement shall be in writing and deemed given upon receipt by a party at its address set forth on the signature page hereof or at such other address as such party shall hereafter furnish in writing.

Section 9. Counterparts; Modification; Headings.

(a) This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including without limitation “pdf”, “tif” or “jpg”) and other electronic signatures (including without limitation DocuSign and AdobeSign). The use of electronic signatures and electronic records (including without limitation any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including without limitation the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including without limitation any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

(b) No modification of this Agreement shall be binding unless executed in writing by the parties hereto or their respective successors and permitted assigns.

(c) Section headings are not part of this Agreement; they are solely for convenience of reference and shall not affect the meaning or interpretation of any provisions of this Agreement.

Section 10. Successors and Assigns; Sole Benefit. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or referred to herein is intended or shall be construed to give any person other than the parties hereto and their respective heirs, executors, administrators, successors and assigns any legal or equitable rights, remedies or claims under or with respect to any provisions of this Agreement. No party hereto may assign its obligations under this Agreement without the prior written consent of the other parties hereto.

Section 11. Agreement Not Exclusive. The right to indemnification of expenses provided to Indemnitees under this Agreement shall be independent of, and neither subject to nor in derogation of, any other rights to indemnification, advancement or exculpation to which the GSS Representative may be entitled, including, without limitation, any such rights that may be asserted under any other agreement, applicable law, the Formation Document or any other contract or insurance.

Section 12. No Petition. The GSS Representative, solely in his or her capacity as a creditor of the Company on account of any indemnification or other payment owing to him or her by the Company, and Global hereby covenant and agree that, prior to the date that is one year and one day after the payment in full of all outstanding indebtedness of the Company to third parties unaffiliated with the Company or KGS, they will not institute against, or join any other person instituting against, the Company, or seek or join any other person seeking to consolidate the Company or its assets into, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under the laws of any jurisdiction.

Section 13. Costs of Enforcement. KGS and the Company shall jointly and severally pay all reasonable costs and expenses incurred by Indemnitees in the enforcement of their rights under this Agreement, including, without limitation, all court costs and reasonable attorneys’ fees except to the extent such costs and expenses resulted from gross negligence, bad faith or willful misconduct on the part of such Indemnitees.

Section 14. Severability. If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

Section 15. Governing Law; Submission to Jurisdiction. The GSS Representative’s service as Independent Manager and Special Member shall be governed by the Formation Document and Delaware law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without reference to applicable principles of conflict of laws. Each of the parties hereto expressly (i) submits to the nonexclusive jurisdiction of the state or federal courts located in the County of New York, Borough of Manhattan, in the State of New York and (ii) waives any objection that it may now or hereafter have relating to the venue or convenience of such courts. Further, each of the parties hereto agrees that no party shall request a trial by jury in the event of litigation between them concerning this Agreement or any claims or transactions in connection herewith, and any right to trial by jury is expressly waived, it being understood that such waiver is made with full understanding and knowledge of the nature of the rights and benefits waived hereby.

Section 16. Term of this Agreement; Authorization. (a) This Agreement shall continue in full force and effect with respect to each party hereto until terminated in a writing delivered by a party to the other parties hereto. Such writing shall specify the effective date of such termination or, if no such date is specified, this Agreement shall be deemed terminated with respect to such party immediately. On any day on which a GSS Representative is no longer employed by Global, subject to Section 18, this Agreement shall automatically terminate with respect to such GSS Representative.

(b) Each of the parties hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by such party, and this Agreement constitutes the valid, binding and enforceable obligation of such party, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws (whether considered in a proceeding at law or in equity).

Section 17. Entire Agreement. This Agreement expresses the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements, written or oral, with respect to such subject matter.

Section 18. Survival. The provisions of Section 2(e), 3, 4, 5, 6, 7, 12, 13 and 15 shall survive termination of this Agreement.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, each of the parties hereto has caused this Services and Indemnity Agreement to be executed as of the day and year first above written.

Bernard J. Angelo

Address:	c/o Global Securitization Services, LLC
68 South Service Road, Suite 120
Melville, NY 11747

Global Securitization Services, LLC

By:
Name:	Kevin J. Corrigan
Title:	Senior Vice President
Address:	114 West 47th Street, Suite 2310
New York, NY 10036

Kansas Gas Service Securitization I, L.L.C., as Company

By:
Name:
Title:
Address:

Kansas Gas Service, a division of ONE Gas, Inc.

By:
Name:
Title:
Address:

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